EXHIBIT 22

                            SCAILEX CORPORATION LTD.

                           HERMETIC TRUST (1975) LTD.

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                                   TRUST DEED
                                   RELATING TO
                            US$300,000,000 FIXED RATE
                     SECURED BULLET NOTES DUE APRIL 27, 2014

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                                    CONTENTS

CLAUSE                                                          PAGE

1.      Definitions And Interpretation                            1
2.      Covenant To Repay                                         5
3.      The Notes                                                 5
4.      Covenant To Comply With Trust Deed And Schedules          7
5.      Covenants By The Issuer                                   8
6.      Amendments And Substitution                               9
7.      Voting                                                    9
8.      Enforcement                                              11
9.      Application Of Moneys                                    11
10.     Register                                                 12
11.     Terms Of Appointment                                     13
12.     Costs And Expenses                                       16
13.     Appointment And Retirement                               19
14.     Notices                                                  19
15.     Law And Jurisdiction                                     20
16.     Severability                                             20
17.     Counterparts                                             20


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THIS TRUST DEED is made on October 28, 2009

BETWEEN:

(1)  SCAILEX CORPORATION LTD. (the "ISSUER"); and

(2) HERMETIC TRUST (1975) LTD. (the "TRUSTEE", which expression includes, where the context admits, all Persons being the trustee or trustees of this Trust
     Deed).

WHEREAS

(A) The Issuer has authorised the creation and issue of US$300,000,000 in aggregate principal amount of Fixed Rate Secured Bullet Notes due April 27, 2014 (the "NOTES"), to be constituted in relation to this Trust Deed; and

(B) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Trust Deed the following expressions have the following meanings:

     "BASIC TERMS MODIFICATION" has the meaning set out in Schedule 3 (PROVISIONS FOR MEETINGS OF NOTEHOLDERS), as may be amended, supplemented or otherwise modified from time to time;

     "BUSINESS DAY" means any day on which banks are open for business in the State of Israel;

     "CERTIFICATE" means any certificate representing Notes which must be in a minimum principal amount of US$100,000 each;

     "CONDITIONS" means the terms and conditions to be endorsed on the Certificates, in the form set out in Schedule 2, as may be amended, supplemented or otherwise modified from time to time;

     "DEBENTURE" shall have the meaning assigned to such term in the Placement Agreement;

     "DEFAULT" shall have the meaning assigned to such term in the Conditions;

     "DIRECTIONS REQUEST" has the meaning given to it in Clause 7.3 (DIRECTIONS REQUEST);

     "ENFORCEMENT ACTION" means any action to declare the Notes immediately due and payable pursuant to Condition 10 (EVENTS OF DEFAULT) or Condition 12 (ENFORCEMENT);

     "ESCROW AGREEMENT" shall have the meaning assigned to such term in the Conditions;


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     "EVENT OF DEFAULT" means any one of the circumstances described in
     Condition 10 (EVENTS OF DEFAULT);

     "EXTRAORDINARY RESOLUTION" means a resolution passed in accordance with
     Schedule 3, as may be amended, supplemented or otherwise modified from time to time, by (i) Noteholder/s holding the Relevant Fraction and (ii) if the resolution relates to any Basic Terms Modification, by each Noteholder;

     "ISSUE DOCUMENTS" shall have the meaning assigned to such term in the Conditions;

     "ISSUER ACCOUNT AGREEMENT" shall have the meaning assigned to such term in the Conditions;

     "LIABILITIES" or "LIABILITY" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and reasonable legal fees and expenses properly incurred;

     "NOTEHOLDER" and (in relation to a Note) "HOLDER" means a Person in whose name a Note is registered in the register of Noteholders;

     "NOTES" as defined in the preamble hereof;

     "OUTSTANDING" means, in relation to the Notes, all the Notes other than:

     (a)  those which have been redeemed in accordance with this Trust Deed;

     (b) those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been fully paid to the Noteholders;

     PROVIDED THAT for each of the following purposes, namely:

     (i)  the right to attend and vote at any meeting of Noteholders;

     (ii) the determination of how many and which Notes are for the time being outstanding for the purposes of the Conditions, Clause 7 (VOTING) and Clause 8.1 (LEGAL PROCEEDINGS); and

     (iii) any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the Noteholders or any of them;

     those Notes (if any) which are for the time being held by any Person (including but not limited to the Issuer or any Subsidiary) for the benefit of the Issuer or any Subsidiary shall be deemed not to remain outstanding;


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     "PLACEMENT AGREEMENT" shall have the meaning assigned to such term in the
     Conditions;

     "PRINCIPAL AMOUNT OUTSTANDING" means the aggregate principal amount in respect of the Notes outstanding for the time being;

     "REGISTER" means the register maintained by the Registrar at its Specified Office;

     "REGISTRAR" means the Trustee at its Specified Office initially appointed as registrar pursuant to this Trust Deed or, if applicable, any Successor Trustee at its Specified Office;

     "REPAY" shall include "REDEEM" and vice versa and "REPAID", "REPAYABLE", "REPAYMENT", "REDEEMED", "REDEEMABLE" and "REDEMPTION" shall be construed accordingly;

     "REPLACEMENT REQUEST" shall have the meaning assigned to such term in
     Section 3.1;

     "RELEVANT FRACTION" shall have the meaning assigned to such term in
     Schedule 3, as may be amended, supplemented or otherwise modified from time to time;

     "SECURITY" means the Security Interests purported to be constituted by the Debenture;

     "SECURITY TRUSTEE" shall have the meaning assigned to such term in the Escrow Agreement, which expression includes, where the context admits, all Persons being the security trustee under the Escrow Agreement;

     "SPECIFIED OFFICE" means, in relation to the Trustee or the Registrar, any office notified to any relevant parties pursuant to the provisions hereof as such;

     "SUBSIDIARY" means any entity in which any Person holds: (i) more than 50% of the issued share capital or participation interests; (ii) such share capital as carries directly or indirectly, more than 50% of the shareholder votes in a general meeting; or (iii) the ability to appoint or elect more than 50% of the directors or equivalent of such entity;

     "SUCCESSOR" means, in relation to any Person, such other or further Person, as may from time to time be appointed pursuant to this Trust Deed (as the case may be);

     "THIS TRUST DEED" means this instrument and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto; and

     "WRITTEN RESOLUTION" shall have the meaning assigned to such term in
     Schedule 3.


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1.2  PRINCIPLES OF INTERPRETATION

     In this Trust Deed references to:

     1.2.1 STATUTORY MODIFICATION: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

     1.2.2 TAX: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

     1.2.3 "US$" and "US DOLLARS" denote the lawful currency for the time being of the United States of America;

     1.2.4 CLAUSES AND SCHEDULES: a Schedule or a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a Schedule hereto or a Clause or sub-clause, paragraph or sub-paragraph hereof respectively; and

     1.2.5 GENDER: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case VICE VERSA.

     1.2.6 ADDITIONAL DEFINITIONS: any capitalized terms herein not otherwise defined shall have the meaning assigned thereto in the other Issue Documents or, if such terms are not defined in any Issue Document, they shall have the meaning assigned thereto in the Share Purchase Agreement dated August 12, 2009, between the Issuer and Advent Investments Pte Ltd, as may be amended, supplemented, or otherwise modified from time to time, in each case unless the context otherwise requires.

1.3  HEADINGS

     The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.4  THE SCHEDULES

     The Schedules are part of this Trust Deed and shall have effect accordingly.

1A.  APPOINTMENT OF TRUSTEE

     Hermetic Trust (1975) Ltd. is hereby appointed as Trustee to act for and on behalf of the Noteholders upon and subject to the terms and conditions of this Trust Deed and the other Issue Documents.

     The representation of the Noteholder/s by the Trustee shall be exclusive (without derogating from Section 13 below), HOWEVER Noteholders holding the Relevant Fraction may jointly act independently.


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     Only the Trustee or Noteholder/s holding the Relevant Fraction may enforce the provisions of the Notes or this Trust Deed or other Issue Documents. It being agreed that Noteholder/s holding the Relevant Fraction may at any time elect to act in the Trustee's place and stead (without releasing the Trustee from any and all of its obligation to act upon the terms and conditions of this Trust Deed and the other Issue Documents).

2.   COVENANT TO REPAY

     The Issuer covenants with the Noteholders and the Trustee that it will, as and when any principal on the Notes or any of them becomes due to be repaid and as and when any interest on account of the Notes becomes due to be paid, in accordance with the Conditions including, without limitations, upon the occurrence of any Event of Default, pay or procure to be paid to or to the order of the Noteholders in US dollars in same day freely transferable funds the principal amount of the Notes or any interest, as the case may be, on that date and shall (subject to the provisions of the Conditions) until all such payments (both before and after judgment or other order) are duly made pay or procure to be paid to or to the order of the Noteholders as aforesaid on the dates provided for in the Conditions (subject to Clause 6 (DEFAULT INTEREST)) interest on the unpaid amount on account of the Notes outstanding from time to time as set out in the Conditions.

     The Trustee will hold the benefit of the Security, this covenant and the covenant in Clause 4 (COVENANT TO COMPLY WITH TRUST DEED AND SCHEDULES) on trust for the benefit of the Noteholders.

3.   THE NOTES

3.1  THE CERTIFICATES

     The Notes will be represented by up to 3000 Certificates in the minimum principal amount of US$100,000 each but only one certificate will be issued to each Noteholder in respect of its registered holding; PROVIDED that any Noteholder may at any time deliver a request in writing to the Trustee to replace any Certificate issued to it with one or more Certificates each in a minimum principal amount of US$100,000 ("REPLACEMENT REQUEST").

     The Certificates will be substantially in the forms set out in Schedule 1. The Certificates will be endorsed with the Conditions.

3.2  SIGNATURE

     The Certificates will be signed manually or in facsimile by a duly authorised Person designated by the Issuer at such times as requested by the Trustee and will be authenticated manually by or on behalf of the Registrar.


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3A.  SECURITY

3A.1 As security for the full and punctual performance by the Issuer of all of its obligations under the Issue Documents towards the Noteholders, the Trustee and the Security Trustee, the Issuer will create in favour of the Trustee in trust for the benefit of the Noteholders and the Security Trustee and in favour of the Trustee, on the date hereof, INTER ALIA, a first ranking Fixed Charge on 17,142,858 Shares, together with all rights and privileges attached to such Shares or connected therewith (including, without limitation, dividends and participation in any distributions, bonus shares, voting rights, and any other right vested in the holder of Shares under any Applicable Law and the articles of incorporation of the Company) (as amended from time to time) and a first ranking fixed and floating charge over account no. 101-014504 in the name of the Issuer at HSBC Bank plc (Tel-Aviv branch) (including, without limitation, all amounts and assets deposited therein from time to time) (the said charges will be in the form of the Debenture attached as Schedule 1 to the Placement Agreement). Within seven Business Days from the Purchase Date, the Issuer will provide to the Trustee the following documents and certificates: (i) a certificate in original form (or a certified copy thereof) evidencing the due registration of the Debenture with the Israeli Companies Registrar;
     (ii) a copy of the Debenture bearing an original stamp from the Israeli Companies Registrar; (iii) a duly executed legal opinion from the Issuer's external legal counsel in the form set out in Schedule 5; and (iv) an officer's certificate duly executed by the Chief Executive Officer of the Issuer in the form set out in Schedule 6.

3A.2 On the Purchase Date, the Issuer will deposit with the Trustee (a) the original share certificate(s) in the Issuer's name evidencing the Shares pledged under the Debenture; and (b) a share transfer deed (in the form set forth in the Company's Articles of Association) in respect of the Shares Pledged under the Debenture duly executed by the Issuer as transferor. Until such time as the Shares Pledged under the Debenture are registered in the Company's shareholders registry in the name of the Security Trustee and the Escrow Agreement is executed by all parties thereto, each time an Excess Distribution or a Share substitution (pursuant to Section 4(r) of the Conditions) ("SHARE SUBSTITUTION") is made, the Issuer will deposit with the Trustee (within 5 Business Days of such Excess Distribution or at the time of such Share Substitution (as applicable)) (x) the original share certificate(s) in the Issuer's name evidencing the Additional Shares or Replacement Shares (as applicable) pledged under the Debenture; (y) a share transfer deed (in the form set forth in the Company's Articles of Association) in respect of such Additional Shares or Replacement Shares (as applicable) duly executed by the Issuer as transferor; and (z) the deliverables pursuant to Sections 3A.1(i) through (and including) (iv) above in connection with the pledge of such Additional Shares or Replacement Shares (as applicable) MUTATIS MUTANDIS (and the above shall apply, MUTATIS MUTANDIS, to any distribution of bonus shares by virtue of the Shares pledged under the Debenture). The Trustee shall hold all such documents in escrow until such time as the Escrow Agreement is executed by all parties thereto and at such time will act pursuant to the provisions of
     Section 2 of the Escrow Agreement. Upon the registration of the Shares pledged under the Debenture in the Company's shareholder's registry in the name of the Security Trustee (subject to Section 3A.5 below) the provisions of the Escrow Agreement shall come into effect and the Security Trustee shall hold such Shares in trust for the Trustee (for the benefit of the Noteholders, the Trustee and the Security Trustee, as creditors) and the Issuer (as owner) pursuant to the terms and conditions of the Escrow Agreement.


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3A.3 On the Purchase Date the Issuer will execute a letter of irrevocable instructions to the Company, in the form attached as Schedule A to the Debenture, concerning payment of dividends and other cash distributions made from time to time by virtue of the Shares pledged under Debenture (such letter and each additional letter signed thereafter, the "LETTER OF IRREVOCABLE INSTRUCTIONS"). The Company shall acknowledge such Letter of Irrevocable Instructions and will deliver it to the Trustee on the Purchase Date. Until such time as the Shares pledged under the Debenture are registered in the Company's shareholders registry in the name of the Security Trustee and the Escrow Agreement is executed by all parties thereto, each time an Excess Distribution or a Share Substitution is made, the Issuer will deliver to the Trustee (within 5 Business Days of such Excess Distribution or at the time of such Share Substitution (as applicable)) irrevocable instructions (in the form attached as Schedule A to the Debenture) in original form and duly executed by the Issuer and acknowledged by the Company in relation to such Additional Shares or Replacement Shares (as applicable) (and the above shall apply, MUTATIS MUTANDIS, to any distribution of bonus shares by virtue of the Shares pledged under the Debenture).

3A.4 For the avoidance of doubt, the Trustee (i) is not required to examine, nor did it in fact examine, the necessity in providing the securities or any security to secure the payment obligations of the Issuer under the Issue Documents; (ii) did not conduct any legal, financial or accounting due diligence with respect to the business of the Issuer or the Company; (iii) does not express its opinion in respect of the ability of the Issuer to meet its obligations under the Issue Documents; and (iv) does not express its opinion in respect of the creation of the pledge of the Shares pledged under the Debenture without registering such Shares in the name of the Security Trustee in the Company's shareholders registry on the Purchase Date.

3A.5 For the avoidance of doubt, it is hereby clarified that the transfer of the Shares pledged under the Debenture in the name of the Security Trustee and the execution of the Escrow Agreement are subject to the prior written consent of the Israeli Minister of Communications pursuant to Section 4(o) of the Conditions.

4.   COVENANT TO COMPLY WITH TRUST DEED AND SCHEDULES

     The Issuer covenants with the Noteholders and the Trustee to comply with those provisions of this Trust Deed and other Issue Documents which are expressed to be binding on it and to perform and observe the same. The Notes are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer and the Noteholders, as applicable, and all Persons claiming through or under them respectively.

     The Trustee shall deliver any notices, requests and any other information received from the Issuer or from any other Person in connection with the Issue Documents including, without limitation, pursuant to Condition 4(g) (REPORTS AND NOTIFICATIONS), to the attention of the Noteholders as soon as practicable in accordance with Condition 13 (NOTICES).


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5.   COVENANTS BY THE ISSUER

     The Issuer hereby covenants with the Noteholders and the Trustee that, so long as any of the Notes remain outstanding, it will:

5.1  EVENT OF DEFAULT

     Give notice in writing to the Trustee forthwith upon becoming aware of any Event of Default without waiting for the Trustee to take any further action.

5.2  CERTIFICATE OF COMPLIANCE

     Provide to the Trustee within 15 days of any request by the Trustee or Noteholder/s holding the Relevant Fraction and at the time of the despatch to the Trustee of its annual balance sheet and profit and loss account, and in any event not later than 105 days after the end of its financial year, a certificate in the English language, signed by two officers of the Issuer certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the "CERTIFIED DATE") the Issuer has complied with its obligations under the Issue Documents (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or other matter which would affect the Issuer's ability to perform its obligations under the Issue Documents or (if such is not the case) specifying the same.

5.3  INFORMATION

     At all times give to the Trustee such (i) information and other evidence in each case to the extent available to the Issuer and (ii) opinions and certificates, in each case as the Trustee (acting at the request of Noteholder/s holding the Relevant Fraction) or the Investor (including any assignee thereof) shall reasonably require, and the Trustee shall cause such information, opinions, certificates and other evidence to be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 13 (NOTICES).

5.4  NOTICES TO NOTEHOLDERS

     Send or procure to be sent to the Trustee not less than three days prior to the date of publication, for the Trustee's approval, one copy of each notice to be given to the Noteholders in accordance with the Conditions.

5.5  PAYMENTS

     Pay moneys payable by it to the Trustee and /or Noteholders hereunder without any (i) set off or counterclaim, or (ii) deduction or withholding other than as set forth in Condition 9.


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6.   AMENDMENTS AND SUBSTITUTION

     No amendment, modification, termination or waiver of any provision of this Trust Deed or any other Issue Document (other than the Placement Agreement), or consent to any departure by the Issuer therefrom, shall in any event be effective (i) without the written concurrence of Noteholder/s holding the Relevant Fraction, and (ii) if such amendment, modification, termination or waiver constitutes a Basic Terms modifications, without the written concurrence of each Noteholder. Any such amendment, modification, termination or waiver adopted as aforesaid shall be binding on the Noteholders and the Trustee shall cause such amendment, modification, termination or waiver to be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 13 (NOTICES). For the avoidance of doubt, the Placement Agreement may only be amended, modified, terminated or waived pursuant to its terms.

7.   VOTING

7.1  INSTIGATION OF RELEVANT PROPOSAL

     The Issuer and any Noteholder will be entitled by notice to the Trustee to propose or request:

     7.1.1 any change or modification to the Notes or the other Issue Documents (other than the Placement Agreement);

     7.1.2 the giving of any consent or waiver under or in respect of the Notes or the Issue Documents (other than the Placement Agreement); or

     7.1.3 the taking of any Enforcement Action under the Notes or any of the other Issue Documents, declaring the Notes to be immediately due and payable as a result of an Event of Default or any other action in respect of any of the transactions contemplated by the Issue Documents.

     Any such proposal or request will constitute a "RELEVANT PROPOSAL" and the Person serving such Relevant Proposal is referred to in this Trust Deed as the "PROPOSER".

7.2  CONTENT OF RELEVANT PROPOSAL

     Each Relevant Proposal must be in writing, addressed to the Trustee, dated and contain reasonable detail of the proposal or request being made by the Proposer and the reasons for such proposal or request.

7.3  DIRECTIONS REQUEST

     7.3.1 The Trustee will, promptly following receipt of notice of a Relevant Proposal, either (i) send a notice (such notice, a "DIRECTIONS REQUEST") in accordance with Section 14.3 below to all Noteholders, attaching a copy of the Relevant Proposal and requesting a vote in writing on the Relevant Proposal from such Noteholder no later than such date as shall be determined by the Trustee, but in no event later than 14 days following the receipt of the Relevant Proposal by the Trustee (the "VOTING DATE") for or against implementation of that Relevant Proposal, or (ii) promptly convene a meeting of the Noteholders; and


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     7.3.2 The Trustee shall take such action as directed by an Extraordinary
          Resolution or Written Resolution of the Noteholders duly passed in accordance with this Trust Deed in respect of such Relevant Proposal. Absent any Extraordinary Resolution or Written Resolution approving any Relevant Proposal, such Relevant Proposal shall be deemed to be denied.

7.4  AUTHORISATION OF RELEVANT PROPOSAL

     Subject to Clause 11.2.2, the Trustee is duly authorised and must promptly implement the Relevant Proposal following the relevant Voting Date provided the Trustee has received votes in favour of the Relevant Proposal from Noteholder/s holding the Relevant Fraction; For the purpose of this Clause 7.4, in determining whether the Trustee has received votes from Noteholder/s holding the Relevant Fraction in favour of the Relevant Proposal, an Extraordinary Resolution or Written Resolution duly passed in accordance with Schedule 3 will constitute a vote in respect of the Notes.

7.5  COUNTING OF VOTES

     As soon as the Trustee has received votes in favour of a Relevant Proposal from Noteholder/s holding the Relevant Fraction, no further votes will be counted by the Trustee or taken into account notwithstanding the fact that the Trustee has yet to receive votes from all Noteholders.

7.6  NOTIFICATION

     The Trustee shall notify the Issuer and all Noteholders of the decision of the Noteholders on the Relevant Proposal promptly following the Voting Date or (if earlier) following the date on which the Trustee has received votes in favour of the Relevant Proposal from Noteholder/s holding the Relevant Fraction.

7.7  [RESERVED]

7.8  INSTRUCTIONS TO SECURITY TRUSTEE AND OTHERS

     Notwithstanding any other provision of the Issue Documents (i) from and after the date the Shares pledged under the Debenture shall be registered in the name of the Security Trustee (subject to that stated in Section 3A.5. above), the Trustee shall not provide any instructions to the Security Trustee in connection with the Debenture, the Escrow Agreement or otherwise, unless the Trustee shall have received the prior approval of Noteholder/s holding the Relevant Fraction pursuant to an Extraordinary Resolution or a Written Resolution; (ii) upon the acceptance of an Extraordinary Resolution or a Written Resolution requiring the Trustee to instruct the Company and/or the Security Trustee and/or HSBC Bank plc (Tel-Aviv branch) to act in connection with the Debenture, the Escrow Agreement, the Letter of Irrevocable Instructions, the Issuer Account Agreement or otherwise, the Trustee shall promptly issue such instructions as required by the applicable Extraordinary Resolution or Written Resolution (and to the extent the Trustee fails to act accordingly within three Business Days, then Noteholder/s holding the Relevant Fraction shall be entitled to issue such instructions (without releasing the Trustee from any and all of its obligations to act upon the terms and conditions of this Trust Deed and other Issue Documents)); and (iii) the Trustee shall not provide its consent to release any funds deposited in the HSBC Account except if it shall have received the prior approval of Noteholder/s holding the Relevant Fraction pursuant to an Extraordinary Resolution or a Written Resolution.


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8.   ENFORCEMENT

8.1  LEGAL PROCEEDINGS

     The Trustee may at any time, at its discretion and without further notice, or immediately at the request of Noteholder/s holding the Relevant Fraction pursuant to an Extraordinary Resolution or a Written Resolution, institute such proceedings against the Issuer as it or they may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of the rights under this Trust Deed and/or the other Issue Documents, including, without limitation, any and all actions upon the occurrence of a Default or an Event of Default, but it may elect not to take any such proceedings or actions unless it shall have been so directed by Noteholder/s holding the Relevant Fraction (it being clarified that the realisation of the Shares pledged under the Debenture shall be subject to the limitations set forth in Section 7 of the Debenture).

8.2  EVIDENCE OF DEFAULT

     If the Trustee (or Noteholder/s holding the Relevant Fraction) makes any claim, institutes any legal proceeding or lodges any proof in a winding-up or insolvency of the Issuer under this Trust Deed or under the Notes or other Issue Documents, proof therein that: as regards any specified Note the Issuer has made default in paying any amount due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes.

9.   APPLICATION OF MONEYS

     All moneys received in respect of the Notes or amounts payable under this Trust Deed or other Issue Documents will despite any appropriation of all or part of them by the Issuer be applied as follows:


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9.1  first, in payment or satisfaction of the reasonable costs, expenses and
     Liabilities properly incurred by the Trustee (and any delegate thereof pursuant to Section 11.2.4 or Advisors) (including remuneration of the Trustee under Section 12 and unpaid amounts due to the Trustee pursuant to
     Section 12.1.6) and/or the Security Trustee (including in connection with the realization of the Security Interests under the Debenture and unpaid amounts due to the Security Trustee pursuant to the Escrow Agreement). Without derogating from the above, and for the avoidance of any doubt, the Issuer will not be responsible for the costs and expenses associated with preparation and execution of the Issue Documents (except as agreed between the Issuer and Trustee);

9.2 secondly, in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Notes; and

9.3 thirdly, in or towards payment pari passu and rateably of all principal moneys due on or in respect of the Notes.

10.  REGISTER

10.1 MAINTENANCE OF THE REGISTER

     The Trustee, in its capacity as Registrar, shall maintain in relation to the Notes a register (the "REGISTER"), which shall be kept at its Specified Office and be made available by the Registrar to the Noteholders, the Issuer and the Trustee for inspection and for the taking of copies or extracts therefrom at all reasonable times. The Register shall show the aggregate principal amount, serial numbers and dates of issue of Certificates, the names and addresses of the initial Noteholders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Noteholders thereof, all cancellations of Certificates, all replacements of Certificates and details of the accounts of the Noteholders for the purposes of receiving payments under the Notes.

10.2 REGISTRATION OF TRANSFERS IN THE REGISTER

     The Registrar shall receive requests for the transfer of Notes substantially in the form as set forth in Schedule 4 and otherwise in accordance with the terms and conditions set forth below herein and shall make the necessary entries in the Register.

     Any Noteholder may at any time transfer its Note or Notes to any other Person by surrendering the Certificate or Certificates held by it to the Registrar and requesting in writing to affect a transfer. Within five Business Days upon such surrender for registration of transfer of any Note or Notes to the Registrar, the Registrar shall notify the Issuer in writing of each such requested transfer, and the Issuer shall, within five Business Days thereafter, execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount as set forth in this Trust Deed.

     All Notes issued upon any registration of transfer of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Trust Deed, as the Notes surrendered upon such registration of transfer.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions or transfer imposed under this Trust Deed or under Applicable Law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Trust Deed, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Noteholders may not require transfers to be registered during the period of 7 days ending on the due date for any payment of principal or interest in respect of the Notes.

10.3 REPLACEMENT OF CERTIFICATES

     10.3.1 Any Certificates may be replaced by delivery of a Replacement Request in accordance with Section 10.3.2. upon payment by the relevant Noteholder of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Trustee and Issuer may reasonably require. Certificates must be surrendered before replacements will be issued, except for Certificates which are lost or destroyed.

     10.3.2 Any Replacement Request shall be delivered in writing to the Trustee together with the Certificates representing the registered holding of the relevant Noteholder (except for Certificates which are lost or destroyed), and the Trustee shall deliver such Replacement Request together with the surrendered Certificates to the Issuer within 3 Business Days from receipt of any such Replacement Request. The Issuer shall, within 3 Business Days following receipt of any such Replacement Request and surrendered Certificates from the Trustee, (a) destroy the surrendered Certificates and (b) issue replacement Certificates and deliver them to the Trustee as set forth in the Replacement Request. The Trustee shall promptly deliver such replacement Certificates to the relevant Noteholder.

10.4 CANCELLATION OF NOTES.

     All Notes surrendered for the purpose of registration of transfer shall be surrendered to the Registrar and promptly cancelled by it upon prior written notice to the Issuer and the Trustee, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Trust Deed. The Registrar shall dispose of such cancelled Notes in accordance with its customary procedures.

11.  TERMS OF APPOINTMENT

     It is expressly declared as follows:

11.1 RELIANCE ON INFORMATION

     11.1.1 ADVICE: the Trustee may in relation to this Trust Deed invite at its discretion an opinion or advice and act on the opinion or advice of or a certificate or any information obtained from any reputable lawyer, banker, valuer, surveyor, broker, auditor auctioneer, accountant or other expert (collectively, the "ADVISORS") (whether obtained by the Trustee, by any Noteholder or by the Issuer) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, email or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic except in the case of wilful misconduct or gross negligence;

     11.1.2 RESOLUTION OR DIRECTION OF NOTEHOLDERS: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders;

     11.1.3 NOTEHOLDERS AS A CLASS: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory;

     11.1.4 TRUSTEE NOT RESPONSIBLE FOR INVESTIGATIONS: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any Person contained in this Trust Deed, the Notes, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

     11.1.5 NO OBLIGATION TO MONITOR: the Trustee shall be under no obligation to monitor or supervise the functions of any other Person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such Person is properly performing and complying with its obligations; and

     11.1.6 EVENTS OF DEFAULT: the Trustee shall not be bound to give notice to any Person of the execution of this Trust Deed or to take any steps to ascertain whether any Default or Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Default or Event of Default has happened and that the Issuer is observing and performing all the obligations on its part contained in the Notes and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable.

11.2 TRUSTEE'S AND NOTEHOLDERS' POWERS AND DUTIES

     11.2.1 DEFAULT DETERMINATION: Pursuant to an Extraordinary Resolution or Written Resolution, the Noteholders may determine whether or not a default in the performance by the Issuer of any obligation under the provisions of this Trust Deed or contained in the Notes or the other Issue Documents (including, without limitation, one constituting a Default or an Event of Default) has occurred, and if one is determined to have occurred, whether it is capable of remedy;

     11.2.2 TRUSTEE'S CONSENT: any consent given by the Trustee for the purposes of this Trust Deed may be given (to the extent allowed under this Trust Deed) on such terms and subject to such conditions (if any) as the Trustee may reasonably require;

     11.2.3 ERROR OF JUDGMENT: the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters (it being clarified that the foregoing does not derogate from the right of the Trustee to retain and rely on the advice of Advisors upon and subject to the provisions of Section 11.1.1 above);

     11.2.4 DELEGATION: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by any employees or responsible officers or a responsible officer for the time being of the Trustee; PROVIDED that the Trustee shall remain at all times responsible for such action;

     11.2.5 MOTION FOR INSTRUCTIONS: the Trustee may, if it reasonably determines that it is unable to perform its duties pursuant to this Trust Deed and other Issue Documents without court instruction or if a controversy arises between the Issuer, the Noteholders and/or Trustee, institute such motion for instructions or other similar proceedings, in any competent court in the State of Israel as the Trustee may reasonably deem proper, and in following such court instruction, the Trustee shall not be liable if it acted pursuant to the instructions of such court.

     11.2.6 DELAY OF ACTION: the Trustee may delay any action required by it to be performed pursuant to this Trust Deed and other Issue Documents for the purpose of receiving instructions from the Noteholders and/or instituting a motion for instructions as set forth in Section 11.2.5 above, and it shall not be required to act until such time as instructed by the Noteholder/s and/or competent court, as applicable, except that the Trustee may not delay any action concerning a Default, an Event of Default, acceleration of amounts and realization of any Security Interest under the Debenture (including, without limitation, cancellation of the Proxy and/or the Instructions Letter and/or giving instructions pursuant to the Letter of Irrevocable Instructions and/or the Issuer Account Agreement) if instructed to act by Noteholder/s holding the Relevant Fraction pursuant to an Extraordinary Resolution or a Written Resolution.

     11.2.7 The Trustee shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Trust Deed or any documents or papers deposited or called for thereunder and it may rely upon the genuineness and authorization of the signature and purported signature of any party and upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Trust Deed and other Issue Documents.

11.3 EXPENDITURE BY THE TRUSTEE

     Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

11.4 TRUSTEE LIABILITY

     Notwithstanding anything to the contrary in this Trust Deed or the Notes, the Trustee its delegates and Advisors shall not be liable to any Person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed or the Notes save in relation to its own gross negligence, wilful misconduct or wilful default or fraud. The Trustee shall have no fiduciary duty in favour of the Issuer.

12.  COSTS AND EXPENSES; INDEMNITY

12.1 REMUNERATION:

     12.1.1 NORMAL REMUNERATION: The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed in accordance with the letter of agreement dated September 16, 2009. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders) up to and including the date when the Trustee shall cease to act as Trustee hereunder;

     12.1.2 EXTRA REMUNERATION: In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee determines to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer shall pay to the Trustee such additional remuneration on an hourly basis invested by the Trustee (with the hourly rates as set forth in the letter agreement dated September 16, 2009);

     12.1.3 VALUE ADDED TAX: The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax in respect of its remuneration under this Trust Deed, if applicable, against receipt of a proper invoice issued by the Trustee;

     12.1.4 FAILURE TO AGREE: In the event of the Trustee and the Issuer failing to agree:

          (a) (in a case to which sub-clause 12.1.1 applies) upon the amount of the remuneration; or

          (b) (in a case to which sub-clause 12.1.2 applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration;

          such matters shall be determined by the Chairperson of the Israeli Bar Association (or any reputable attorney appointed by him) and such determination shall be final and binding upon the Trustee and the Issuer;

     12.1.5 EXPENSES: The Issuer shall also pay or discharge all costs, charges and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any issue, registration, documentary and other taxes or duties paid by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed and the other Issue Documents for which the Trustee has provided copies of the relevant invoices to the Issuer;

     12.1.6 INDEMNITY: The Issuer undertakes to indemnify the Trustee and hold the Trustee harmless (a) in respect of all Liabilities properly incurred by it or by any other Person (including delegates and Advisors) duly appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by this Trust Deed and other Issue Documents and (b) against all Liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this Trust Deed and other Issue Documents, PROVIDED THAT it is expressly stated that Clause 11.4 (TRUSTEE LIABILITY) shall apply in relation to these provisions and the Issuer shall not be liable to indemnify any Person for its own gross negligence, wilful misconduct or wilful default or fraud.

          Additionally, to the extent that: (x) the Issuer shall become insolvent and the Trustee will be instructed by the Noteholder/s to take any action which may, in the reasonable opinion of the Trustee, cause the Trustee to incur Liabilities that would otherwise be indemnifiable by the Issuer, then the Trustee will not be obliged to comply with such instructions unless it has been first indemnified and/or secured to its reasonable satisfaction against such Liabilities; and (y) the Trustee will be instructed by the Noteholder/s to take any action to realise the Security Interest under the Debenture or to take any other legal action to enforce any of the rights and privileges of the Noteholders under the Issue Documents, then if the Issuer shall not promptly indemnify the Trustee in accordance with the provisions of this Section 12.1.6 above, the Trustee will not be obliged to comply with such instructions unless it has been first indemnified and/or secured to its reasonable satisfaction against all Liabilities (except the remuneration to which the Trustee shall be entitled pursuant to Section 12.1.1 above (which if not paid by the Issuer shall be repaid upon collection of amounts from realising the Shares pledged under the Debenture in the order of preferences set forth in Section 9)). The above will not be construed as releasing the Issuer from its obligation to indemnify the Trustee as set forth above. In addition, to the extent that the Noteholders (or any of them) shall have indemnified the Trustee, the Issuer shall be obliged to reimburse the Noteholders (or any of them) upon first demand for any and all amounts advanced by them.

     12.1.7 PAYMENT OF AMOUNTS DUE: All amounts due and payable pursuant to sub-clauses 12.1.5 (EXPENSES) and 12.1.6 (INDEMNITY) shall be payable by the Issuer on the date specified in a demand by the Trustee, but in any event not earlier than seven Business Days from the receipt of such demand.

12.2 OTHER TAXES AND DUTIES

     The Issuer will pay all reasonable costs and expenses and all registration taxes, capital duties and other similar duties or taxes (if any) payable in the State of Israel in connection with (a) the registration of the Notes for trading on TACT, (b) the constitution and issue of the Notes, and (c) the initial delivery of the Notes. In addition, the Issuer will pay all reasonable costs and expenses in connection with any action taken by the Trustee (or any Noteholder/s holding the Relevant Fraction) or the Security Trustee to enforce the provisions of the Notes and/or any other Issue Document (including those associated with realisation of the Security Interests created pursuant to the Debenture).

12.3 INDEMNITIES SEPARATE

     The indemnities in this Trust Deed constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes or any other judgment or order; PROVIDED that such judgement, order, claim or proof for a liquidated amount does not nullify or contrast any such indemnity.

13.  APPOINTMENT AND RETIREMENT

13.1 APPOINTMENT OF TRUSTEES

     No Person shall be appointed as Trustee who shall not previously have been approved by an Extraordinary Resolution. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Noteholders in accordance with Section 13 of the Conditions. The Noteholder/s shall together have the power, exercisable by way of an Extraordinary Resolution or Written Resolution, to remove any Trustee, and such removal shall only become effective after an alternate trustee shall have been appointed. The Issuer shall not have the power to remove any Trustee.

13.2 RETIREMENT OF TRUSTEES

     Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months' notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement, provided that the retirement of any Trustee shall become effective only after an alternate trustee shall have been appointed and proper notices of such replacement were given to and acknowledged by the Company (in relation to the Letter of Irrevocable Instructions) and HSBC Bank plc (Tel-Aviv branch) (in relation to the Issuer Account Agreement). The Issuer hereby covenants that in the event of the trustee hereof giving notice under this Clause it shall use its best endeavours to procure a new trustee to be appointed (subject to approval by way of an Extraordinary Resolution or a Written Resolution) and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 13.2, the Trustee shall be entitled to procure forthwith a new trustee subject to consent by an Extraordinary Resolution or a Written Resolution.

13.3 POWERS ADDITIONAL

     The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by Applicable Law.

14.  NOTICES

14.1 ADDRESSES FOR NOTICES

     All notices and other communications hereunder shall be made in writing and in English (by letter or fax) and shall be sent as follows:

     14.1.1 ISSUER: If to the Issuer, to it at:

            Scailex Corporation Ltd.
            48 Ben Zion Galis St,
            Segula Industrial Park,
            Petach Tikva, Israel 49277
            Facsimile: +972 3 930 0424
            Attn.: CEO

     14.1.2 Trustee: if to the Trustee, to it at:

            Hermetic Trust (1975) Ltd.
            113 Hayarkon Street
            Tel-Aviv, Israel
            Fax: +972-3-5271736
            Attn.: The Chairman of the Board and the Joint CEO

14.2 EFFECTIVENESS

     Every notice or other communication sent in accordance with Clause 14.1 (ADDRESSES FOR NOTICES) delivered in person or by courier service shall be deemed to have been given upon delivery, those given by facsimile transmission shall be deemed given on the Business Day following transmission with confirmed answer back, and all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given five (5) Business Days after posting. All notices shall be made in English.

14.3 NOTICES TO NOTEHOLDERS

     Every notice or other communications to the Noteholders shall be made in accordance with Section 13 of the Conditions.

15.  LAW AND JURISDICTION

15.1 GOVERNING LAW

     This Trust Deed, the Notes and all matters arising from or connected with it are governed by, and shall be construed in accordance with, the laws of the State of Israel, without regard to conflict of laws principles thereof.

15.2 ISRAELI COURTS

     The competent courts of Tel Aviv - Jaffa have exclusive jurisdiction to settle any dispute (a "DISPUTE"), arising from or connected with this Trust Deed or the Notes.

16.  SEVERABILITY

     In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

17.  COUNTERPARTS

     This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

                                   SCHEDULE 1

                               FORM OF CERTIFICATE

Serial Number:.........

                            SCAILEX CORPORATION LTD.
                   (INCORPORATED WITH LIMITED LIABILITY UNDER
                        THE LAWS OF THE STATE OF ISRAEL)

            US$[o] FIXED RATE SECURED BULLET NOTES DUE APRIL 27, 2014

This Certificate is issued in respect of the US$[o] Fixed Rate Secured Bullet Notes due April 27, 2014 (the "NOTES") of Scailex Corporation Ltd. (the "ISSUER"). The Notes are constituted by, are subject to, and have the benefit of, a trust deed (as amended or supplemented from time to time, the "TRUST DEED") dated October 28, 2009 between the Issuer and Hermetic Trust (1975) Ltd. (the "TRUSTEE", which expression includes all Persons being appointed trustee or trustees under the Trust Deed).

Any reference herein to the "CONDITIONS" is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered "CONDITION" is to the correspondingly numbered provision thereof.

This is to certify that:

              .....................................................

              of ..................................................

              .....................................................

is the Person registered in the register maintained by the Registrar in relation to the Notes (the "REGISTER") as the duly registered holder or, if more than one Person is so registered, the first-named of such Persons (the "HOLDER") of:

                                  US$[o]100,000
                                ([o] US DOLLARS)

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on April 27, 2014, and in the amounts specified in the Conditions or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on the unpaid balance of such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions and the other Issue Documents, all subject to and in accordance with the Conditions and the other Issue Documents.

This Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Certificate.

This Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of the Trustee as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised Person on behalf of the Issuer.

SCAILEX CORPORATION LTD.

By: _________________________________
    [MANUAL OR FACSIMILE SIGNATURE]
    (DULY AUTHORISED)

ISSUED as of October 28, 2009

AUTHENTICATED for and on behalf of
[_]
as registrar without recourse, warranty
or liability


By: _________________________________
    [MANUAL SIGNATURE]
    (DULY AUTHORISED)

                                   SCHEDULE 2

                        TERMS AND CONDITIONS OF THE NOTES

                                [To be included]

                                   SCHEDULE 3

                     PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.   DEFINITIONS

     In this Trust Deed and the Conditions, the following expressions have the following meanings:

     "BASIC TERMS MODIFICATION" means any proposal:

     (a) to extend any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

     (b) to effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other Person or body corporate formed or to be formed (subject to any Applicable Law);

     (c) to change the currency in which amounts due in respect of the Notes are payable;

     (d) to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

     (e)  to amend this definition;

     "CHAIRMAN" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (CHAIRMAN);

     "EXTRAORDINARY RESOLUTION" shall have the meaning assigned to such term in the Trust Deed;

     "FORM OF PROXY" means, in relation to any Meeting, a document in the English or Hebrew language (at the discretion of each Noteholder) available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder;

     "MEETING" means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

     "PROXY" means, in relation to any Meeting, a Person appointed to vote under a Form of Proxy other than any such Person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting.

     "RELEVANT FRACTION" means (i) 66.7% of the Principal Amount Outstanding; and (ii) if such resolution is required pursuant to Section 4(e) (MERGER) of the Conditions, 75% of the Principal Amount Outstanding;

     "VOTER" means, in relation to any Meeting, a Proxy or (subject to paragraph 3 (RECORD DATE)) a Noteholder;

     "WRITTEN RESOLUTION" means a resolution in writing signed by or on behalf of (i) holders of more than two thirds of the Notes for the time being outstanding, (ii) if such resolution relates to any Basic Terms Modification, holders of all Notes outstanding and (iii) if such resolution is required pursuant to Section 4(e) (MERGER) of the Conditions, 75% of the Principal Amount Outstanding;

     in each case, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes.

2.   FORMS OF PROXY

     The holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar.

3.   RECORD DATE

     The Trustee may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The Person in whose name a Note is registered in the Register on the record date at close of business on such date shall be deemed to be the holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

4.   CONVENING OF MEETING

     The Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

5.   NOTICE

     At least 10 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Registrar (with a copy to the Issuer) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer. At least five days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Registrar (with a copy to the Issuer and the Trustee) where the Meeting is convened by Noteholder/s. The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that a Noteholder may appoint a Proxy by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

6.   CHAIRMAN

     An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair. The Chairman of an adjourned Meeting need not be the same Person as was the Chairman of the original Meeting.

7.   QUORUM

     The quorum at any Meeting (including at any adjourned Meeting) shall be at least one Noteholder representing or holding not less than (i) the Relevant Fraction and (ii) if such Meeting relates to any Basic Terms Modification, 100% of the Principal Amount Outstanding.

8.   ADJOURNMENT FOR WANT OF QUORUM

     If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

     (a) in the case of a Meeting requested by Noteholders, it shall be dissolved; and

     (b) in the case of any other Meeting (unless the Issuer and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); PROVIDED, HOWEVER, THAT:

          (i) the Meeting shall be dissolved if the Issuer and the Trustee together so decide; and

          (ii) no Meeting may be adjourned more than once for want of a quorum.

9.   ADJOURNED MEETING

     The Chairman may, with the consent of, and shall if directed by, a Relevant Fraction at any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

10.  NOTICE FOLLOWING ADJOURNMENT

     Paragraph 5 (NOTICE) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

     (a) 10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

     (b) the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

     It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

11.  PARTICIPATION

     The following may attend and speak at a Meeting:

     (a)  Voters;

     (b)  representatives of the Issuer and the Trustee;

     (c)  the Registrar; and

     (d)  any other Person approved by the Meeting or the Trustee.

12.  SHOW OF HANDS

     Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

13.  POLL

     A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

14.  VOTES

     Every Voter shall have:

     (a) on a show of hands, one vote in respect of each US$100,000 in aggregate face amount of the outstanding Note(s) represented or held by him; and

     (b) on a poll, one vote in respect of each US$100,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

     In the case of a voting tie the Chairman shall not have a casting vote and the resolution shall be deemed to be rejected.

15.  VALIDITY OF VOTES BY PROXIES

     Any vote by a Proxy in accordance with the relevant Form of Proxy shall be valid even if such Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that the Registrar has not been notified in writing of such amendment or revocation by the time which is 48 hours before the time fixed for the relevant Meeting.

16.  POWERS

     A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other Person:

     (a)  to approve any Basic Terms Modification;

     (b) to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any provisions of this Trust Deed or the Conditions or other Issue Documents (other than the Placement Agreement) or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

     (c) to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of this Trust Deed or the Notes or the other Issue Document or any act or omission which might otherwise constitute an Event of Default or an Acceleration Event under the Notes;

     (d)  to remove any Trustee;

     (e)  to approve the appointment of a new Trustee;

     (f) to authorise the Trustee or any other Person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

     (g) to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

     (h) to give any other authorisation or approval which under this Trust Deed or the Notes or the other Issue Documents is required to be given by Extraordinary Resolution or Written Resolution; and

     (i) to appoint any Persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution or Written Resolution.

17.  EXTRAORDINARY RESOLUTION BINDS ALL HOLDERS

     Each of an Extraordinary Resolution shall be binding upon all Noteholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given by the Trustee to the Noteholders as set forth in Section 14.3 of the Trust Deed (with a copy to the Issuer) within 7 days of the conclusion of the Meeting.

18.  MINUTES

     Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be PRIMA FACIE evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

19.  WRITTEN RESOLUTION

     A Written Resolution in respect of an Extraordinary Resolution shall take effect as if it were an Extraordinary Resolution.

20.  FURTHER REGULATIONS

     Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuer or the Noteholders prescribe such further reasonable regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its reasonable discretion determine.

                                   SCHEDULE 4

                                FORM OF TRANSFER

FOR VALUE RECEIVED ..................................................., being the registered holder of this Certificate, hereby transfers to..................
.................................................................................
of..............................................................................
.................................................................................
.................................................................................
US$[o] in principal amount of the Fixed Rate Secured Bullet Notes due April 27, 2014 (the "NOTES") of Scailex Corporation Ltd. (the "ISSUER") and irrevocably requests and authorises the Trustee, in its capacity as registrar in relation to the Notes to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated: .......................................


By:    .......................................
       (DULY AUTHORISED)

NOTES

The name of the Person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Certificate.

(a) A representative of such registered holder should state the capacity in which he signs.

(b)  Any transfer of Notes shall be in an amount not less than US$100,000.

                                   SCHEDULE 5

                              FORM OF LEGAL OPINION

                                   SCHEDULE 6

                          FORM OF OFFICER'S CERTIFICATE

[LETTERHEAD OF ISSUER]

Hermetic Trust (1975) Ltd.
113 Hayarkon Street
Tel-Aviv, Israel
Fax: +972-3-5271736
Attn.: The Chairman of the Board and the Joint CEO

Date: __________

Dear Sirs,

SCAILEX CORPORATION LTD.
US$300,000,000 FIXED RATE SECURED BULLET NOTES DUE APRIL 27, 2014

The undersigned, being the Chief Executive Officer of Scailex Corporation Ltd. (the "ISSUER"), hereby refers to the Trust Deed dated October 28, 2009 (the "TRUST DEED") in respect of the issue of US$300,000,000 Fixed Rate Secured Bullet Notes due April 27, 2014 (the "NOTES"). Expressions which are given defined meanings in the Trust Deed have the same meanings herein.

As required by Clause 3A of the Trust Deed, I hereby certify on behalf of the Issuer that, as of the date hereof:

This Trust Deed and the other Issue Documents, and the undertakings and performance by the Issuer of the obligations expressed to be assumed by it under the Issue Documents, including the creation and perfection of the Security Interests created under the Debenture, do not conflict with or shall result in a breach or default under (i) to the best of my knowledge, the laws of the State of Israel as are currently in effect, (ii) any order, decree, or judgement of any court or any governmental entity to which the Issuer is subject, (iii) the organizational documents of the Issuer as are currently in effect, or (iv) any license, agreement or undertaking of the Issuer or to which the Issuer is a party.

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Yours faithfully,                        |
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